Exhibit 10.1
                              AMENDED AND RESTATED
                             OFFICER SEVERANCE PLAN

1.       Purpose.

         The Day Runner, Inc. Officer Severance Plan (this "Plan") is intended to provide severance benefits to salaried officers of Day Runner, Inc. ("Day Runner" or the "Company") who shall become eligible for benefits under this plan. The purpose of this Plan is to provide payments to assist Eligible Officers during the transition period following involuntary loss of employment under circumstances outlined in this Plan. The provisions herein are being offered and provided at the sole discretion of the Company. This Plan was adopted effective February 28, 1993, amended effective August 17, 1998 and July 14, 1998 and amended and restated effective March 19, 2001.

2.       Definitions.

         As used herein, the terms identified below shall have the meanings indicated:

     (a) "Administrator" means the Compensation Committee of the Board of Directors of the Company (or such other committee as may be appointed by the Board to administer this Plan) and in the absence of any such committee, shall mean the Board of Directors of the Company.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Cause" termination by Day Runner of an officer's employment for "Cause" means termination as a result of:

     (i) death or long-term disability;

     (ii) a course of persistent conduct amounting to gross incompetence;

     (iii) any absence (excluding vacations, sick leave or leaves of absence) from work for more than ten consecutive work days or chronic absences from work (also excluding vacations, sick leave or leaves of absence), all of which are neither authorized, justified nor excused;

     (iv) willful and persistent refusal or failure, after multiple explicit written notices and reasonable time to comply, to perform material, appropriate duties or to follow important Company policies;

     (v) refusal, after explicit multiple written notices and reasonable time to comply, to obey any lawful resolution of the Board;

     (vi) embezzlement or other unlawful appropriation of property or other asset of the Company or unlawful appropriation of a corporate opportunity of the Company;

     (vii) offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company's business;

     (viii) indictment or conviction of the officer for or the entering of a plea of nolo contendere with respect to any felony whatsoever or for any misdemeanor involving moral turpitude;

     (ix) any act or failure to act by the officer that is widely reported in the general or trade press or otherwise and which act or failure to act involves conduct that is illegal or generally considered immoral or scandalous;

     (x) any intentional material breach of the officer's obligations to the Company under any nondisclosure or proprietary rights agreement with or on behalf of the Company or any material unauthorized disclosure of any important and confidential information of the Company; or

     (xi) unlawful use (including being under the influence) or possession of illegal drugs on Company premises.

     (d) "Change in Control" a "Change in Control" of the Company shall be deemed to have occurred at such time as (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) becomes after the effective date of this Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of 12 consecutive months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless a majority of such directors at the end of such period is comprised of persons who were directors at the beginning of such period plus persons elected by a vote of the shareholders of the Company or by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; (iii) the closing of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Company approve a plan of liquidation of the Company or an agreement for the sale or disposition (other than in the ordinary course of business) by the Company of all or substantially all of the Company's assets (or any transaction having essentially the same effect).

     (e) "Eligible Officers" mean those salaried employees of Day Runner who are duly elected or appointed officers of the Company.

     (f) "Employment Period" means the aggregate period of time during which an individual has been employed as a duly elected or appointed officer) other than solely as Chairman of the Board, Secretary and/or Assistant Secretary) by the Company prior the Termination Date.

     (g) "Good Reason" means, without the express written consent of the officer, the occurrence after, or concurrently in connection with, a Change of Control of the Company of any of the following:

     (i) a reduction by the Company (or the surviving and controlling company if other than the Company (the "Acquiror") in the officer's annual base salary as in effect on the date immediately prior to the Change in Control of the Company;

     (ii) the Company or the Acquiror requiring the officer to be based for six months or more at the Company office more than 30 miles from the Company's offices at which such officer was principally employed immediately prior to the date of the Change in Control of the Company except for required and appropriate travel on the Company's or the Acquiror's business to an extent substantially consistent with officer's business travel obligations immediately prior to the Change in Control of the Company;

     (iii) the assignment to the officer of duties significantly inconsistent with the position in the Company that such officer held immediately prior to the Change in Control of the Company, or a significantly adverse change in the nature or status of the officer's responsibilities or the conditions of the officer's employment from those in effect immediately prior to such Change in Control;

     (iv) the failure by the Company or the Acquiror to continue in effect any compensation or benefit plan or perquisites in which the officer participates immediately prior to the Change in Control of the Company which is material to the officer's total compensation, unless an at least equally beneficial arrangement (embodied in an ongoing, substitute or alternative plan) has been made with respect to such plan, or the failure by the Company or the Acquiror to continue such officer's participation therein (or in such ongoing, substitute or alternative plan) on a basis at least as favorable, both in terms of the amount of benefits provided and the level of the officer's participation relative to comparably situated participants, as existed immediately prior to such Change in Control; or

     (v) the failure by the Company or the Acquiror to continue to provide the officer with benefits substantially similar to those enjoyed by such officer under any of the Company's life insurance, medical, dental, accident, or disability plans in which the officer was participating immediately prior to such Change in Control of the Company or the taking of any action by the Company or the Acquiror which would directly or indirectly materially reduce any of such benefits.

     (h) "Sale Event" means the occurrence of any of the following events: (i) the sale or the disposition by the Company of substantially all of its assets other than Filofax Group, Ltd. and the business operations related thereto, or by all of the Company's subsidiaries (other than Filofax Group, Ltd. and the business operations related thereto) of substantially all of their assets, to one or more unrelated third "persons" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) in a single transaction or in a series of related transactions; (ii) the merger or consolidation of the Company with or into another corporation in which the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the combined voting power of the Company's outstanding voting securities immediately before such merger or consolidation are not the beneficial owners of more than 50% of the combined voting power of the outstanding voting securities of the surviving corporation immediately after such merger or consolidation; or (iii) the transfer to any unrelated third person, in a single transaction or a series of related transactions, of the beneficial ownership of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities.

     For purpose of determining whether a Sale Event has occurred, a person shall not be deemed to be an unrelated third person if (A) such person beneficially owned more than 50% of the combined voting power of the Company's outstanding voting securities immediately before the transaction in question,
(B) the Company owns more than 50% of the combined voting power of the outstanding voting securities of such person, or (C) more than 50% of the combined voting power of the outstanding voting securities of such person are beneficially owned, directly or indirectly, by beneficial owners of more than 50% of the combined voting power of the Company's outstanding voting securities immediately before the transaction in question. Furthermore, no Sale Event shall be deemed to occur upon the transfer, through any foreclosure, bankruptcy filing, or similar event, of the outstanding voting securities of the Company, or of the assets of the Company or any of its subsidiaries, to any bank or any financial institution which is a creditor of the Company or any of its subsidiaries, or to an affiliate of any such bank or financial institution.

     (i) "Termination Date" means the date on which an Eligible Officer ceases to be a duly elected or appointed officer of the Company.

3.       Eligibility.

     (a) Only Eligible Officers shall be eligible to receive benefits under this Plan.

     (b) Day Runner will pay severance benefits under this Plan on account of the termination of an Eligible Officer's employment with Day Runner only if the conditions set forth in Section 5 are fulfilled and such termination is non-temporary and:

     (j) the result of a reduction in force (an involuntary separation without Cause and due to elimination of position or a layoff of personnel);

     (ii) the result of Day Runner's belief that the officer is unable to fulfill or is not fulfilling the requirements of or should not hold an officer position for a reason other than for Cause;

     (iii) the result of such officer having submitted to the Company his or her written resignation or offer of resignation (even if such indicates that such resignation is "voluntary") upon and in accordance with (A) the request by the Board in writing or pursuant to a duly adopted resolution of the Board or (B) with respect to all Eligible Officers other than the Chief Executive Officer of the Company, the written request of the Chief Executive Officer of the Company;

     (iv) the result of a divestment by Day Runner of the operating unit in which such officer works and which unit is sold, conveyed or transferred to another corporation (whether in connection with a sale of assets, stock or other form of transaction) and the officer is not offered employment by the acquiring corporation on substantially the same or comparable terms and conditions as his or her employment with Day Runner;

     (v) the result of an otherwise voluntary separation following the Company requiring the officer to be based for six months or more at the Company office more than 30 miles from the Company's offices at which such officer was principally employed and such officer declines to relocate except for required and appropriate travel on the Company's business consistent with the officer's appropriate business travel obligations;

     (vi) the result of an otherwise voluntary separation within 30 days following a reduction by the Company of the Eligible Officer's annual base salary as in effect from time to time; or

     (vii) for the convenience of Day Runner or otherwise for any reason other than one or more of the reasons set forth in Section 3(c).

     (c) Notwithstanding Section 3(b), Day Runner will not be obligated to pay severance benefits to an Eligible Officer if the termination is the result of:

     (i) voluntary separation (a separation,  including retirement, initiated by
the   officer),   other  than  a  voluntary   separation   pursuant  to  Section
3(b)(ii)-(vi) hereof;

     (ii) retirement (other than at the time of reduction in force and other than as a result of Section 3(b)(iii)), whether early retirement, retirement at normal retirement age or retirement following normal retirement age;

     (iii) the Company having terminated such officer's employment for Cause; or

     (iv) the removal of an Eligible Officer from one or more officer positions but such officer is offered and accepts (and continuing to work at the Company in such new officer position shall, among other methods, be a method of acceptance) one or more other officer positions (other than merely Secretary or Assistant Secretary) at the Company.

4.       Amount and Payment of Benefits.

     (a) Severance Compensation. An eligible Officer who is entitled to receive severance benefits under this Plan shall receive one month of severance pay for every partial or full year of the Employment Period (up to a maximum of ten years) plus a Sale Severance Bonus, if applicable, (determined in accordance with Section 4(h) below).

     (b) Severance Bonus. The amount of severance bonus shall be based on the highest office of the Company attained by the Eligible Officer at or prior to the Termination Date and shall be determined in accordance with the following schedule:


                                                HIGHEST  OFFICE  ATTAINED

                                                ASST. VP/   SVP/EVP/
                                                   VP       COO       PRES/CEO
                                                ------------------------------

                  No. of Months of
                  Severance Bonus.............  3 months   4 months   5 months

     (c) Severance Pay. An officer's gross monthly rate for severance pay purposes will be the highest rate of annual compensation of the officer during the Employment Period divided by 12. For purposes of determining the severance pay to which an Eligible Officer is entitled under this Plan, the annual compensation shall include only base salary and automobile allowance and shall not include any other compensation (e.g., bonuses, incentive compensation, commission payments, pension payments, relocation assistance payments, 401(k) matching contributions, any gain realized in connection with a stock or stock option program of Day Runner or any similar payments).

     (d) Method of Payment. Except in the event of a Change of Control, severance payments will be made in installments, less applicable payroll withholding taxes, according to the payroll schedule then in effect. Payments shall commence on the first regular payday not less than 30 days after the officer's Termination Date. In the event of a Change of Control, severance payments shall be made in a lump sum upon the effective date of the Agreement (as defined herein) between the Eligible Officer and the Company.

     (e) Other Benefit Plans To the extent, if any, the terminated officer remains eligible after separation from employment under the provisions of Day Runner's various benefit plans as in effect from time to time and under applicable law, such officer may elect to continue his or her medical, health, disability and insurance benefits (at such officer's expense) for the period during which such officer is entitled to receive severance pay under this Plan under the same terms and conditions as prior to such separation. Related deductions will be withheld from severance pay, and if such pay is insufficient to cover such deductions, then the officer, as a condition to participating in such plans and upon notice from the Company, must pay in advance to the Company the amount of any such deficiency. Thereafter, or if such terminated officer was not eligible to continue his or her benefits after separation from employment, the officer may purchase (at such officer's expense) continuation health care coverage under Day Runner's group health plan(s) from the Company's health insurance carrier to the extent he or she is entitled to do so as a matter of right under federal or state law.

     (f) Vacation Pay. A terminated employee will be promptly paid for accrued and unused vacation entitlement on and through the Termination Date.

     (g) Offset. To the maximum extent permitted by law, severance payments due may be offset by the Company against any and all amounts due the Company by the terminated officer.

     (h) Sale Severance Bonus. The Sale Severance Bonus shall be paid only to the Eligible Officers identified below (determined as of their Termination Dates), in the amounts determined in accordance with the following schedule, and conditioned upon (i) a Sale Event occurring on or before June 30, 2001, and (ii) the Termination Date of each Eligible Officer occurring during the period beginning 30 days before and ending one year after, the occurrence of the Sale Event.


                      Title of                              Number of Months of
                  Eligible Officer                          Sale Severance Bonus
                  ----------------                          --------------------

                       CFO                                        4 months

                       COO                                        1 month

                       VP, General Counsel & H.R.                  2 months



5.       Condition Precedent to Severance Benefits.

     (a) Notwithstanding anything herein to the contrary and in consideration for and as a condition precedent to the payment of severance or any other benefits under this Plan, an Eligible Officer otherwise entitled to receive payments or benefits under this Plan shall, following his or her Termination Date, execute and deliver to the Company a written separation agreement (the "Agreement"), in the form of agreement attached hereto as Attachment I. Except as otherwise provided in the last sentence of Section 5(b), an Eligible Officer shall not have any rights whatsoever to receive severance benefits under this Plan unless he or she timely executes and delivers to the Company the Agreement. The obligations set forth in the Agreement shall be in addition to any existing and continuing duties that such Eligible Officer may otherwise have under law to the Company as a result of his or her former capacity as an officer, employee, director, shareholder or otherwise.

     (b) Not later than 20 days after an Eligible Officer's Termination Date, the Company shall provide such Eligible Officer with the Agreement for his or her execution. Unless such Agreement is duly executed and returned by the Eligible Officer to the Company within 21 days after he or she receives it or the Eligible Officer correctly disputes or otherwise correctly disagrees with the Company's determination of the severance payments payable under this Plan and has made a timely claim in accordance with Section 8(a) hereof, such officer shall be deemed to have waived and forfeited his or her rights to severance payments and benefits under this Plan and the Company shall have no further obligations whatsoever to such Eligible Officer under this Plan. If the Company shall not provide the Agreement to the Eligible Officer within 20 days after such Officer's Termination Date, the Company shall be deemed to have waived the condition set forth in this Section 5 and the Eligible Officer shall not be required to execute the Agreement as a condition to receiving any severance payments or other benefits under this Plan.

6.       Change in Control Provisions.

     (a) The provisions of this Section 6 shall apply only in the event that a Change in Control of the Company shall occur.

     (b) In the event that a Change in Control of the Company shall occur, Day Runner will pay the severance benefits provided in this Plan to an Eligible Officer who elects to terminate his or her employment unilaterally (i) within one year of such Change in Control for any reason, with or without "Good Reason" or (ii) within two years of such Change in Control for "Good Reason." The provisions of this Section 6 shall automatically expire two years after a Change in Control occurs and an Eligible Officer shall not be eligible to claim benefits under this Plan, including Section 6, thereafter.

     (c) In the event that an officer's employment with the Company is terminated for any reason prior to the Change in Control of the Company, and subsequently a Change in Control of the Company occurs, such officer shall not be entitled to any benefits under this Section 6.

7.       Administration of this Plan.

         This Plan shall be interpreted and administered for the Company by the Administrator who shall also be the named fiduciary of this Plan. The Administrator shall administer this Plan in accordance with its terms and shall have all powers necessary to carry out this Plan's provisions on behalf of the Company. The Administrator shall have discretionary authority on behalf of the Company to determine reasonably and in good faith all questions arising in the administration, interpretation and application of this Plan and to construe the terms of this Plan, including any disputed or doubtful terms or the eligibility of an Eligible Officer for any benefit hereunder. Except as otherwise expressly provided in this Plan, the Administrator shall have no power or authority to add to, subtract from or modify any of the terms of this Plan, or to change or modify any of the benefits provided by this Plan, or to waive or fail to apply any requirements for eligibility for a benefit under this Plan.

8.       Claims for Benefits.

     (a) In the event an Eligible Officer disputes or otherwise disagrees with the Company's determination of the severance benefits payable to him or her and desires to make a claim (a "claimant") with respect to any of the benefits provided hereunder, the claimant shall so notify, in writing, the Administrator by actual receipt or registered mail (addressed to the "Officer Severance Plan Administrator," Day Runner, Inc., 2750 West Moore Avenue, Fullerton, California 92833) and shall submit evidence of events constituting a termination of employment with the Company. Any claim with respect to any of the benefits provided under this Plan shall be made in writing within 90 days of the later of his or her becoming aware of the event which the claimant asserts entitles him or her to severance benefits or the Company notifying him or her of its determination of the severance benefits payable to him or her under this Plan as a result of the occurrence of that event. Failure by the claimant to submit his or her claim within such 90-day period shall bar the claimant from disputing the Company's notification to him or her of its determination of the severance benefits payable to him or her under this Plan as a result of the occurrence of that event.

     (b) In the event that a claim which is made by a claimant is wholly or partially denied, the claimant will receive from the Administrator within 30 days of the claimant's above-referenced notice a written explanation of the reason for denial and the claimant or his or her duly authorized representative may appeal the denial of the claim to the Administrator at any time within 60 days after the receipt by the claimant of written notice from the Administrator of the denial of the claim. In connection therewith, the claimant or his or her duly authorized representative may request a review of the denied claim; may review pertinent documents; and may submit issues and comments in writing. Upon receipt of a request for review of a denied claim, the Administrator shall make a decision with respect thereto and, not later than 30 days after receipt of a request for review, shall furnish the claimant with a decision on the review in writing, including the specific reasons for the decision written in a manner reasonably calculated to be understandable by the claimant or the claimant's attorney or accountant, as well as specific reference to the pertinent provisions of this Plan upon which the decision is based. In reaching its decision, the Administrator shall have the discretionary authority in good faith to determine on behalf of the Company all questions arising under this plan.



9.       Miscellaneous Provisions.

     (a) If an Eligible Officer shall become entitled to receive benefits or payments from the Company pursuant to the provisions of any statute, rule or regulation of the United States or any state, territory, commonwealth or political subdivision thereof as the result of a plant or facility shutdown or closing, or the change in the control or ownership of the Company (other than unemployment benefits), the amount of severance benefits payable hereunder shall be offset dollar for dollar and reduced by such benefits otherwise payable to the Eligible Officer under such stature, rule or regulation.

     (b) The failure of the Company to enforce at any time any of the provisions of this Plan, or to require at any time performance of any of the provisions of this Plan, shall in no way be construed to be a waiver of these provisions, nor in any way to affect the validity of this Plan or any part thereof, or the right of the Company thereafter to enforce every provision.

     (c) Except as may be required by law, no benefit which shall be payable under this Plan to any Eligible Officer shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to alienate, sell, transfer, assign, pledge, encumber or charge all or any part of the benefit shall be void; provided, however, in the event of the death of a terminated officer prior to the end of the period over which such officer is entitled to receive severance benefits under this Plan, the severance benefits payable hereunder shall be paid to the estate of such officer or to the person who acquired the rights to such benefits by bequest or inheritance. Except as may be provided by law, no benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any Eligible Officer, nor shall it be subject to attachment of legal process for, or against, the Eligible Officer and the same shall not be recognized under this Plan.

     (d) The definitions and criteria set forth herein are solely for the purpose of defining Plan eligibility. No legal rights to employment are created or implied b this Plan, nor are any conditions or restrictions hereby placed on termination of employment. Unless the employee has a written employment agreement binding upon Day Runner which provides otherwise, employment with Day Runner is employment-at-will. This means termination of employment may be initiated by the officer or by Day Runner at any time for any reason which is not unlawful, with or without cause.

     (e) This Plan shall be construed, administered and governed under and by the laws of the State of California and the laws of the United States to the extent they preempt state law or are otherwise applicable to this Plan.

     (f) This Plan constitutes the entire Officer Severance Plan for the Company and supersedes all previous representations, understandings and plans with respect to officer severance, and any such representations, understandings and plans with respect to officer severance are hereby canceled and terminated in all respects.

     (g) This Plan and each provision hereof may be amended, modified, supplemented, terminated or waived at any time by the Board. Each such amendment, modification, supplement, termination or waiver shall be in writing, shall be promptly sent in writing to each Eligible Officer and shall be effective on the date on or after such Board action as is specified by the Board; provided, however, that no such action shall retroactively materially diminish the rights under this Plan of an officer who is an Eligible Officer at the date on which such amendment, modification, supplement, termination or waiver is approved by the Board unless the explicit written consent thereto or waiver thereof by such officer thereto is obtained. Except as expressly provided herein, no course of dealing between the parties hereto and no delay in exercising any right, power or remedy conferred hereby or now or hereafter existing at law, in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.





                                                       Day Runner, Inc.





                                                       John Ausura
                                                       Chief Executive Officer

Date:  March 19, 2001